Exhibit 3.1

Certificate of Designations of

6.75% Series A Perpetual Convertible Preferred Stock of

SunEdison, Inc.

SunEdison, Inc., a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the provisions of Sections 103, 141 and 151 of the General Corporation Law of the State of Delaware, (a) on August 17, 2015 the board of directors of the Corporation (the “Board of Directors”) pursuant to the authority converted upon the Board of Directors in the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the “Amended and Restated Certificate of Incorporation”) appointed a special committee (the “Pricing Committee”) and authorized the Pricing Committee to determine the voting powers, designations, preferences, rights and qualifications, limitations or restrictions and all other terms of the issuance of a series of preferred stock; and (b) on August 20, 2015, the Pricing Committee adopted the resolution shown immediately below, which resolution is now, and at all times since its date of adoption, has been in full force and effect:

RESOLVED, that pursuant to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (which authorizes 50,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”)), and the authority vested in the Board of Directors, a series of Preferred Stock be, and it hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the Amended and Restated Certificate of Incorporation and this Certificate of Designation, as it may be amended from time to time (the “Certificate of Designations”) as follows:

SECTION 1. Designation and Number of Shares; No Maturity; Ranking. (a) Pursuant to the Amended and Restated Certificate of Incorporation, there is hereby created out of the authorized and unissued shares of Preferred Stock of the Corporation a series of Preferred Stock consisting of 650,000 shares designated as the “6.75% Series A Perpetual Convertible Preferred Stock” (the “Perpetual Convertible Preferred Stock”). Such number of shares may be decreased by resolution of the Board of Directors, subject to the terms and conditions hereof; provided that no decrease shall reduce the number of shares of the Perpetual Convertible Preferred Stock to a number less than the number of shares then outstanding.

(b) The Perpetual Convertible Preferred Stock has no maturity date. Each share of the Perpetual Convertible Preferred Stock shall be identical in all respects to every other share of the Perpetual Convertible Preferred Stock.

(c) The Perpetual Convertible Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, shall rank (i) senior to all Junior Stock, (ii) on a parity with all Parity Stock and (iii) junior to all Senior Stock and the Corporation’s existing and future indebtedness.

SECTION 2. Standard Definitions. As used herein with respect to the Perpetual Convertible Preferred Stock:

“Accumulated Dividend Amount” means, with respect to any Fundamental Change Conversion, the aggregate amount of accumulated and unpaid dividends, if any, for Dividend Periods prior to the relevant Fundamental Change Effective Date.

“Additional Fundamental Change Amount” shall have the meaning set forth in Section 9(d)(iv).

“Agent Members” shall have the meaning set forth in Section 21.

“Amended and Restated Certificate of Incorporation” shall have the meaning set forth in the recitals.

“Average VWAP per share” over a specified period means the average of the VWAPs per share for each Trading Day in such period.

“Board of Directors” shall have the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“Bylaws” means the Bylaws of the Corporation, as they may be amended or restated from time to time.

“Certificate of Designations” shall have the meaning set forth in the recitals.

A “Change in Control” shall be deemed to have occurred if any of the following occurs after the initial time the Perpetual Convertible Preferred Stock is originally issued:

(a) any “person” or “group” within the meaning of Section 13(d) under the Exchange Act, other than the Corporation, its subsidiaries, or the employee benefit plans of the Corporation or its subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Corporation’s voting stock representing 50% or more of the total voting power of all outstanding classes of the Corporation’s voting stock entitled to vote generally in elections of directors, or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors;

(b) the Corporation consolidates with, enters into a binding share exchange, merger or similar transaction with or into another Person other than one or more of its subsidiaries or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, or any Person consolidates with, or merges with or into, the Corporation, in any such event; or

(c) the holders of the Corporation’s capital stock approve any plan or proposal for the liquidation or dissolution of the Corporation (whether or not otherwise in compliance with this Certificate of Designations).

However, notwithstanding the foregoing, a “Change in Control” will not be deemed to have occurred if at least 90% of the consideration paid for the Common stock in a transaction or transactions described under clause (b) above, excluding cash payments for any fractional share and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock traded on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following the merger, consolidation or other transaction, and, as a result therefrom, such consideration becomes the reference property for the Perpetual Convertible Preferred Stock. For purposes of the immediately preceding sentence, an event that is not considered a Change in Control pursuant to such sentence shall not be a Change in Control solely because such event could also be described by clause (a) above.

Notwithstanding anything to the contrary in the foregoing, to the extent the Corporation continues to own at least 51% of the voting power of any of its Yieldco subsidiaries (including, for the avoidance of doubt, TerraForm Power, Inc.) the stock of which has been offered to the public, the offering to the public (and subsequent dispositions of the Corporation’s interests in such entity) will not constitute a “Change in Control.”

“Clause I Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause II Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Clause IV Distribution” shall have the meaning set forth in Section 13(a)(iv).

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

“Common Stock Closing Sale Price” on any date means the closing per share sale price of Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices), as determined by the Corporation, at 4:00 p.m. (New York City time) on such date (ii) as reported in composite transactions for The New York Stock Exchange, (ii) if the Common Stock is not listed on The New York Stock Exchange, then as reported on the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading, (iii) if the Common Stock is not listed on The New York Stock Exchange or on a U.S. national or regional securities exchange, then as reported by OTC Markets Group Inc. at 4:00 p.m. (New York City time) on such date (or, in either case, the then-standard closing time for regular trading on the relevant exchange or trading system) as determined by the Corporation, or (iv) if the closing sale price of the Common Stock is not so reported in (i)-(iii) above, then the average of the mid-point of the last bid and ask prices for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

“Conversion and Dividend Disbursing Agent” means Computershare Trust Company, N.A., the Corporation’s duly appointed conversion and dividend disbursing agent for the Perpetual Convertible Preferred Stock, and any successor appointed under Section 14.

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Conversion Price” shall mean, at any time, the Liquidation Preference divided by the Conversion Rate in effect at such time.

“Conversion Rate” means initially 56.7666 shares of Common Stock per each share of Perpetual Convertible Preferred Stock (equivalent to an initial Conversion Price of approximately $17.62 per share of Common Stock), subject to adjustment as set forth herein.

“Corporation” shall have the meaning set forth in the recitals.

“Corporation Conversion Date” shall have the meaning set forth in Section 7(a).

“Depositary” means DTC or its nominee or any successor appointed by the Corporation.

“Dividend Payment Date” means March 1, June 1, September 1 and December 1 of each year, commencing December 1, 2015.

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, and exclude, the December 1, 2015 Dividend Payment Date and except as otherwise provided in Section 9.

“Dividend Rate” shall have the meaning set forth in Section 3(a).

“DTC” means The Depository Trust Corporation.

“Earliest Corporation Conversion Date” means September 6, 2020.

“Early Conversion” shall have the meaning set forth in Section 8(a).

“Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(b).

“Early Conversion Average Price” shall have the meaning set forth in Section 8(b).

“Early Conversion Date” shall have the meaning set forth in Section 10(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Property” shall have the meaning set forth in Section 13(e).

“Ex-Date,” when used with respect to any issuance, dividend or distribution, means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Corporation or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Fair Market Value” means the fair market value as determined in good faith by the Board of Directors (or an authorized committee thereof), whose determination shall be conclusive and set forth in a resolution of the Board of Directors (or such authorized committee).

“Five-Day Average Price” shall have the meaning set forth in Section 3(c).

“Floor Price” shall have the meaning set forth in Section 3(e).

“Fundamental Change” shall mean the occurrence of a Change in Control or a Termination in Trading.

“Fundamental Change Additional Shares” for Holders who submit their shares for conversion during the Fundamental Change Conversion Period shall be set forth in the table below, per share of Preferred Convertible Preferred Stock, for the Fundamental Change Effective Date and the Stock Price paid applicable to such Fundamental Change:

Fundamental Change Effective Date	Stock Price on Fundamental Change Effective Date
	$14.68	$15.00	$15.50	$16.00	$17.62	$20.00	$22.90	$25.00	$30.00	$40.00	$50.00	$60.00

August 21, 2015	11.3532	10.1455	10.1455	10.1455	8.7867	7.2175	5.8071	5.0069	3.6153	1.9186	0.9233	0.2799
September 1, 2016	11.3532	9.8344	9.3739	8.9423	7.7148	6.2575	4.9710	4.2437	2.9973	1.5336	0.6706	0.1100
September 1, 2017	11.3532	9.6802	8.9916	8.3460	6.5101	5.1605	4.0020	3.3511	2.2652	1.0601	0.3556	0.0000
September 1, 2018	11.3532	9.5034	8.5533	7.6625	5.1294	3.8667	2.8375	2.2684	1.3737	0.4657	0.0000	0.0000
September 1, 2019	11.3532	9.2889	8.0214	6.8331	3.4537	2.2308	1.3365	0.8583	0.2052	0.0000	0.0000	0.0000
September 1, 2020 and thereafter	11.3532	9.0372	7.3972	5.8596	1.4871	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If the Stock Price falls between two Stock Prices set forth in the table above, or if the Fundamental Change Effective Date falls between two Fundamental Change Effective Dates set forth in the table above, the Fundamental Change Additional Shares shall be determined by straight-line interpolation between the Fundamental Change Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365-day year.

If the Stock Price is in excess of $60.00 per share (subject to adjustment in the same manner as adjustments are made to the Stock Prices in the column headings in the table above, in accordance with the provisions of Section 13(c)(iii)), then the Fundamental Change Additional Shares shall be zero shares. If the Stock Price is less than $14.68 per share (subject to adjustment in the same manner as adjustments are made to the Stock Price in the column headings in the table above, in accordance with the provisions of Section 13(c)(iii)), then the Fundamental Change Additional Shares shall be zero shares. If the Fundamental Change Effective Date is on or after September 1, 2020, the Fundamental Change Additional Shares will be determined by reference to the last row of the table above.

The Stock Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Section 13(c)(iii).

“Fundamental Change Conversion” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Date” shall have the meaning set forth in Section 10(c).

“Fundamental Change Conversion Period” shall have the meaning set forth in Section 9(a).

“Fundamental Change Conversion Rate” means a number of shares of Common Stock per share of perpetual Convertible Preferred Stock equal to the greater of:

(a) a number of shares of Common Stock equal to the then-applicable Conversion Rate plus the number of Fundamental Change Additional Shares, if any; and

(b) a number of shares of Common Stock equal to the Liquidation Preference divided by the greater of (x) the Floor Price and (y) the Average VWAP per share of the Common Stock over the 10 consecutive Scheduled Trading Day period commencing on, and including, the 12th Scheduled Trading Day immediately preceding the related Fundamental Change Effective Date (or, if no Trading Day occurs during such period, over the 10 consecutive Trading Day period ending on, and including, the third Trading Day immediately preceding such Fundamental Change Effective Date).

“Fundamental Change Conversion Right” shall have the meaning set forth in Section 9(a).

“Fundamental Change Effective Date” shall have the meaning set forth in Section 9(a).

“Fundamental Change Notice” shall have the meaning set forth in Section 9(b).

“Global Preferred Shares” shall have the meaning set forth in Section 21.

“Holder” means each Person in whose name shares of the Perpetual Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Perpetual Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Issue Date” shall mean August 21, 2015, the original issue date of the Perpetual Convertible Preferred Stock.

“Junior Stock” means (i) the Common Stock and (ii) each other class of capital stock (or series of Preferred Stock) established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks either (x) senior to the perpetual convertible preferred stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution or (y) on a parity with the Perpetual Convertible Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.

“Liquidation Dividend Amount” shall have the meaning set forth in Section 4(a).

“Liquidation Preference” means, as to the Perpetual Convertible Preferred Stock, $1,000.00 per share.

“Market Disruption Event” means (i) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by The New York Stock Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Nonpayment” shall have the meaning set forth in Section 6(b)(i).

“Nonpayment Remedy” shall have the meaning set forth in Section 6(b)(iii).

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of the Corporation.

“Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

“Open of Business” means 9:00 a.m., New York City time.

“Parity Stock” means any class of capital stock (or series of Preferred Stock) established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank on a parity with the Perpetual Convertible Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.

“Perpetual Convertible Preferred Stock” shall have the meaning set forth in Section 1 of this Certificate of Designations.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Preferred Stock” shall have the meaning set forth in the recitals.

“Preferred Stock Directors” shall have the meaning set forth in Section 6(b)(i).

“Pricing Committee” shall have the meaning set forth in the recitals.

“Prospectus Supplement” shall have the meaning set forth in Section 6(d)(ii).

“Record Date” means, with respect to any Dividend Payment Date, the February 15, May 15, August 15 or November 15 immediately preceding the applicable March 1, June 1, September 1 or December 1 Dividend Payment Date, respectively. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Perpetual Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at the Close of Business on the related Record Date.

“Registrar” shall initially mean Computershare Trust Company, N.A., the Corporation’s duly appointed registrar for the Perpetual Convertible Preferred Stock and any successor appointed under Section 14.

“Relevant Debt or Asset Distribution” shall have the meaning set forth in Section 13(a).

“Reorganization Event” shall have the meaning set forth in Section 13(e).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed for trading, provided that if the Common Stock is not traded on any such exchange, association or market “Scheduled Trading Day” means any Business Day.

“Senior Stock” means each class of capital stock (or series of Preferred Stock) established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank senior to the Perpetual Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.

“Shelf Registration Statement” shall mean a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion.

“Spin-Off” means a dividend or other distribution by the Corporation to all holders of Common Stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of the Corporation that are, or when issued will be, listed or admitted for trading on a U.S. national securities exchange.

“Spin-Off Valuation Period” shall have the meaning set forth in Section 13(a).

“Stock Price” means, for any Fundamental Change, (i) if all holders of Common Stock receive only cash in such Fundamental Change, the amount of cash paid in such Fundamental Change per share of Common Stock, and (ii) if any holder of Common Stock receives any property other than cash in such Fundamental Change, the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Fundamental Change Effective Date.

“Tender or Exchange Averaging Period” shall have the meaning set forth in Section 13(a)(vi).

“Tender or Exchange Expiration Date” shall have the meaning set forth in Section 13(a)(vi).

A “Termination of Trading” means that Common Stock or other securities into which the Perpetual Convertible Preferred Stock is convertible are not approved for listing on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“Trading Day” means a day on which, for shares of Common Stock, (i) there is no Market Disruption Event, and (ii) the New York Stock Exchange or, if Common Stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange or quotation system on which Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day.

Solely for the purpose of determining the Common Stock Closing Sale Price (and, for this purpose, any closing sale price referencing the definition of “Common Stock Closing Sale Price”), a “Trading Day” means a day on which (i) The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed is open for trading or, if the Common Stock is not so listed, any Business Day and (ii) a Common Stock Closing Sale Price is available on such securities exchange or market.

A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

“Transfer Agent” shall initially mean Computershare Trust Company, N.A., the Corporation’s duly appointed transfer agent for the Perpetual Convertible Preferred Stock and any successor appointed under Section 14.

“Trigger Event” shall have the meaning set forth in Section 13(a)(iv).

“Underwriting Agreement” means the Underwriting Agreement relating to the Perpetual Convertible Preferred Stock, dated August 18, 2015, between the Corporation and the underwriters named therein.

“Unit of Exchange Property” shall have the meaning set forth in Section 13(e).

“Voting Preferred Stock” means any class or series of Preferred Stock, other than the Perpetual Convertible Preferred Stock, ranking on parity with the Perpetual Convertible Preferred Stock as to dividends and the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable.

“VWAP per share” of Common Stock (or any security that is part of the reference property into which the Common Stock has been converted, if applicable, as described below), in respect of any Trading Day, means the per share volume-weighted average price of the Common Stock (or other security) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page “SUNE.N Equity AQR” (or its equivalent successor if such page is not available or if the Bloomberg Page for any security that is part of the reference property into which Common Stock has been converted, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day; or, if such volume-weighted average price is unavailable (or the reference property is not a security), the market value of one share of Common Stock (or unit of other reference property) on such Trading Day as determined in good faith by the Board of Directors or a duly authorized committee thereof in a commercially reasonable manner, using a volume-weighted average price method, (unless the reference property is not a security). The “VWAP per share” will be determined without regard to after-hours trading or any other trading outside the regular trading session.

“Yieldco subsidiary” means a dividend growth-oriented public company, created by a parent company that bundles renewable and/or conventional long-term contracted operating assets in order to generate predictable cash flows and that allocates cash available for distribution each year or quarter to shareholders in the form of dividends.

SECTION 3. Dividends. (a) Rate. Subject to the rights of holders of any class of capital stock (or series of preferred stock) ranking senior to the Perpetual Convertible Preferred Stock with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors (or an authorized committee thereof) out of funds of the Corporation legally available therefor, cumulative dividends at the rate per annum of 6.75% on the Liquidation Preference (the “Dividend Rate”) (equivalent to $67.50 per annum per share), payable in cash, by delivery of shares of Common Stock or through any combination of cash and shares of Common Stock, as determined by the Corporation in its sole discretion (subject to the limitations described below). Declared dividends on the Perpetual Convertible Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds legally available for the payment of such dividends. Declared dividends shall be payable on the relevant Dividend Payment Date to Record Holders at the Close of Business on the immediately preceding Record Date, whether or not such Record Holders covert their shares, or such shares are converted at the Corporation’s option, after such Record Date and on or prior to the immediately succeeding Dividend Payment Date. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

The amount of dividends payable on each share of Perpetual Convertible Preferred Stock for each full Dividend Period (after the initial Dividend Period) shall be computed by dividing the Dividend Rate by four. Dividends payable on the Perpetual Convertible Preferred Stock for the initial Dividend Period shall be computed based upon the number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accumulated dividends shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date.

No dividend shall be declared or paid upon, or any sum or number of shares of Common Stock set apart for the payment of dividends upon, any outstanding share of Perpetual Convertible Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of shares of Common Stock has been set apart for the payment of such dividends upon, all outstanding shares of Perpetual Convertible Preferred Stock.

Holders shall not be entitled to any dividends on the Perpetual Convertible Preferred Stock, whether payable in cash, property or shares of Common Stock, in excess of full cumulative dividends.

Except as described in this Section 3(a), dividends on any share of Perpetual Convertible Preferred Stock converted to Common Stock shall cease to accumulate on the Corporation Conversion Date, the Fundamental Change Conversion Date or the Early Conversion Date (each, a “Conversion Date”), as applicable.

(b) Priority of Dividends. So long as any share of the Perpetual Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on Common Stock or any other shares of Junior Stock, and no Common Stock or other Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding Dividend Periods have been declared and paid upon, or a sufficient sum or number of shares of Common Stock has been set apart for the payment of such dividends upon, all outstanding shares of Perpetual Convertible Preferred Stock. The foregoing limitation shall not apply to (i) a dividend payable on any Common Stock or other Junior Stock in shares of any Common Stock or other Junior Stock; (ii) the acquisition of shares of any Common Stock or other Junior Stock in exchange for, or through application of the proceeds of the sale of, shares of any Common Stock or other Junior Stock; (iii) purchases of fractional interests in shares of any Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of other Junior Stock or any securities exchangeable for or convertible into such shares of Common Stock or other Junior Stock; (iv) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees; (v) any dividends or distributions of rights or Common Stock or other Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (vi) the acquisition by the Corporation or any of its subsidiaries of record ownership in Common Stock or other Junior Stock or Parity Stock for the beneficial ownership of any other Persons

(other than the Corporation or any of its subsidiaries), including as trustees or custodians or as the result of the acquisition of another company that already was the owner of record or beneficial owner of such stock; (vii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock and (viii) the conversion, exercise and/or settlement of the convertible notes, convertible note hedge transactions, capped call transactions and/or warrant transactions described in the Prospectus Supplement and any similar transactions entered into by the Corporation from time to time.

When dividends on Shares of Perpetual Convertible Preferred Stock have not been paid in full on any Dividend Payment Date or declared and a sum or number of shares of Common Stock sufficient for payment thereof has not been set aside for the benefit of the Holders thereof, no dividends may be declared or paid on any Parity Stock (other than dividends or distributions in the form of Parity Stock and Junior Stock and cash solely in lieu of fractional shares in connection with such dividend or distribution) unless dividends are declared on the Perpetual Convertible Preferred Stock such that the respective amounts of such dividends declared on the Perpetual Convertible Preferred Stock and each such other class or series of Parity Stock shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Perpetual Convertible Preferred Stock and such class or series of Parity Stock (subject to their having been declared by the Board of Directors (or an authorized committee thereof) out of legally available funds) bear to each other, in proportion to their respective liquidation preferences; provided that any unpaid dividends will continue to accumulate.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or an authorized committee thereof) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends.

(c) [Reserved.]

(d) Method of Payment of Dividends. (i) Subject to the limitations described below, any declared dividend (or any portion of any declared dividend) on the Perpetual Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, may be paid by the Corporation, as determined in the sole discretion of the Board of Directors (or an authorized committee thereof):

(A) in cash;

(B) by delivery of shares of Common Stock; or

(C) through any combination of cash and shares of Common Stock.

(ii) Each payment of a declared dividend on the Perpetual Convertible Preferred Stock shall be made in cash, except to the extent the Corporation elects to make all or any portion of such payment in shares of Common Stock. The Corporation shall give notice to Holders of any such election and the portions of such payment that will be made in cash and in Common Stock no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend.

(iii) Any shares of Common Stock issued in payment or partial payment of a declared dividend shall be valued for such purpose at the Average VWAP per share of Common Stock over the five consecutive Scheduled Trading Day period commencing on, and including, the seventh Scheduled Trading Day immediately preceding the applicable Dividend Payment Date (or if no Trading Day occurs during such period, over the five consecutive Trading Day period ending on the second Trading Day immediately preceding the applicable Dividend Payment Date) (the “Five-Day Average Price”), multiplied by 97%.

(e) No fractional shares of Common Stock shall be delivered by the Corporation to Holders in payment or partial payment of a dividend. Instead, the number of shares of Common Stock delivered to Holders in respect of dividends shall be rounded up to the nearest whole share.

(f) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock to be delivered in connection with any declared dividend exceed a number equal to the total dividend payment divided by $7.34, subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to the Conversion Rate as set forth in Section 13 (such dollar amount, as adjusted from time to time, the “Floor Price”). To the extent that the amount of any declared dividend exceeds the product of the number of shares of Common Stock delivered in connection with such declared dividend and 97% of the Five-Day Average Price, the Corporation shall, if its existing credit facilities are amended after the date of the Prospectus Supplement to permit the payment of dividends on the Perpetual Convertible Preferred Stock and it is able to do so under the terms of its then-outstanding indebtedness and it is otherwise legally able to do so, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash. For the avoidance of doubt, if the Corporation is unable to pay such excess amount in cash in accordance with the foregoing sentence, the Corporation will have no further obligation to pay such excess amount.

(g) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its reasonable best efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares are freely tradable without registration. To the extent applicable, the Corporation shall also use its reasonable best efforts to have such shares of Common Stock and any Common Stock issuable upon conversion of the Perpetual Convertible Preferred Stock qualified or registered under applicable state securities laws, if required, and approved for listing on The New York Stock Exchange (or if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed).

SECTION 4. Liquidation, Dissolution or Winding Up. (a) In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive the Liquidation Preference, plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation available for distribution to its stockholders, after satisfaction of liabilities owed to the Corporation’s creditors and holders of any Senior Stock and before any payment or distribution is made to holders of any Junior Stock, including, without limitation, Common Stock.

(b) Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of the Corporation), nor the merger or consolidation of the Corporation into or with any other Person, shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, of the Corporation for the purposes of this Section 4.

(c) If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount of the Perpetual Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends to, but excluding, the date fixed for liquidation, dissolution or winding up, on, all Parity Stock are not paid in full, the Holders and all holders of any Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to the respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.

(d) After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for each of such Holder’s shares of Perpetual Convertible Preferred Stock, such Holder as such shall have no right or claim to any of the remaining assets of the Corporation.

SECTION 5. No Redemption; No Sinking Fund. The Perpetual Convertible Preferred Stock shall not be subject to any redemption, sinking fund or other similar provisions. However, the Corporation may, at its option, purchase shares of Perpetual Convertible Preferred Stock from time to time in the open market, by tender offer or otherwise. The Corporation shall cause any Perpetual Convertible Preferred Stock so purchased (other than pursuant to cash-settled swaps or other derivatives) to be surrendered to the Transfer Agent for cancellation, and upon repurchase such shares shall no longer be considered “outstanding” under this Certificate of Designations.

SECTION 6. Voting Rights.

(a) General. Holders shall not have any voting rights except as set forth in this Section 6 or as otherwise from time to time required by Delaware law (including Section 242(b)(2) of the Delaware General Corporation Law).

(b) Right to Elect Two Directors Upon Nonpayment. (i) Whenever dividends on any shares of Perpetual Convertible Preferred Stock have not been declared and paid for the equivalent of six or more Dividend Periods (including, for the avoidance of doubt, the dividend period beginning on, and including, August 21, 2015 and ending on, but excluding, December 1, 2015), whether or not for consecutive Dividend Periods (a “Nonpayment”), the Holders, voting together as a single class with holders of any and all series of Voting Preferred Stock then outstanding, shall be entitled at the Corporation’s next special or annual meeting of stockholders to vote for the election of a total of two additional members of the Board of Directors (the “Preferred Stock Directors”); provided that the directors meet the director qualifications set forth in the Bylaws as in effect on the date of the Prospectus Supplement; provided further that the election of any such directors will not cause the Corporation to violate the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that the Board of Directors shall, at no time, include more than two Preferred Stock Directors. In the event of a Nonpayment, the number of directors then constituting the Board of Directors shall be increased by two, and the new directors shall be elected at a special meeting of stockholders called by the Board of Directors, subject to its fiduciary duty, at the request of the holders of record of at least 20% of the shares of Perpetual Convertible Preferred Stock or of any other series of Voting Preferred Stock (provided that if such request is not made or received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders, such election shall be held at such next annual or special meeting of stockholders). Elections will thereafter be held at each subsequent annual meeting, so long as the Holders continue to have such voting rights. Whether a plurality, majority or other portion of the Perpetual Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Perpetual Convertible Preferred Stock and such other Voting Preferred Stock voted.

(ii) Any request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment shall be made by written notice, signed by the requisite holders of Perpetual Convertible Preferred Stock or Voting Preferred Stock then outstanding, and delivered to the Corporation in such manner as provided for in Section 16 below, or as may otherwise be required by law.

(iii) If and when all accumulated and unpaid dividends on the Perpetual Convertible Preferred Stock have been paid in full, or declared and a sum sufficient for such payment shall have been set aside (a “Nonpayment Remedy”), the Holders shall immediately and, without any further action by the Corporation, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the Holders and all other holders of Voting Preferred Stock shall have terminated, the term of office of each Preferred Stock Director so elected shall terminate at the next annual meeting of stockholders and the number of directors on the Board of Directors shall automatically decrease by two upon the adjournment of the next annual meeting of stockholders.

(iv) Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Perpetual Convertible Preferred Stock and Voting Preferred Stock (voting together as a single class), when they have the voting rights described above. In the event that a Nonpayment shall have occurred and there has not been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Perpetual Convertible Preferred Stock and any shares of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the filling of each vacancy will not cause the Corporation to violate the Bylaws in effect as of the date of the Prospectus Supplement or the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which the Corporation’s securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Directors after a Nonpayment (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the stockholders, failing which election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated and such Preferred Stock Director shall not have been removed from such office, in each case as above provided.

(c) Other Voting Rights. So long as any shares of Perpetual Convertible Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Amended and Restated Certificate of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of the shares of Perpetual Convertible Preferred Stock and all series of Voting Preferred Stock (subject to the last paragraph of this Section 6(c)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Amended and Restated Certificate of Incorporation or this Certificate of Designations so as to authorize or create, or increase the authorized amount of, any specific class or series of stock of the Corporation ranking senior to the Perpetual Convertible Preferred Stock with respect to either or both the payment of dividends or the distribution of the Corporation’s assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Perpetual Convertible Preferred Stock. Any amendment, alteration or repeal of any provision of the Amended and Restated Certificate of Incorporation or this Certificate of Designations so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Perpetual Convertible Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Perpetual Convertible Preferred Stock, of a merger or consolidation of the Corporation with or into another corporation or other entity, or of the sale, assignment, conveyance, transfer, lease or other disposal of the Corporation’s properties and assets, substantially as an entity, to any successor Person, unless in each case (x) the shares of Perpetual Convertible Preferred Stock remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, (y) such shares of Perpetual Convertible Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Perpetual Convertible Preferred Stock immediately prior to such consummation, taken as a whole, and (z) the issuer of the Perpetual Convertible Preferred Stock remains, or if the Perpetual Convertible Preferred Stock is converted into or exchanged for such other preference securities, the issuer of such other preference securities is) a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

provided, however, that for all purposes of this Section 6(c), (1) any increase in the amount of the Corporation’s authorized but unissued shares of Preferred Stock, (2) any increase in the amount of the Corporation’s authorized or issued shares of Perpetual Convertible Preferred Stock and (3) the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking on a parity with or junior to the Perpetual Convertible Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon the liquidation, dissolution or winding up of the Corporation, shall be deemed not to adversely affect the special rights, preferences, privileges or voting powers of the Perpetual Convertible Preferred Stock, and shall not require the affirmative vote or consent of Holders (voting as a separate class or with Voting Preferred Stock); provided further that any event permitted pursuant to Section (6)(c)(iii) (because such event satisfies the requirements set forth in sub-clauses (x) through (z) thereunder) shall not be, and shall not be deemed to be prohibited pursuant to Section (6)(c)(ii) above.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 6(c) would adversely affect one or more but not all series of Voting Preferred Stock (which term shall include the Perpetual Convertible Preferred Stock for the purpose of this paragraph), then only the series of Voting Preferred Stock adversely affected and entitled to vote shall vote as a class in lieu of all other series of Voting Preferred Stock.

(d) Change for Clarification. Without the consent of the Holders, so long as such action is made pursuant to an amendment to the Corporation’s Amended and Restated Certificate of Incorporation duly adopted in accordance with Delaware law, and does not adversely affect the special rights, preferences, privileges or voting powers of the Perpetual Convertible Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Perpetual Convertible Preferred Stock:

(i) to cure any ambiguity or mistake, or to correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent with any other provision contained in this Certificate of Designations;

(ii) to conform the provisions of this Certificate of Designations to the “Description of Perpetual Convertible Preferred Stock” section in the preliminary prospectus supplement for the 650,000 shares of 6.75% Series A Perpetual Convertible Preferred Stock of the Corporation, dated August 18, 2015, as supplemented by the related free writing prospectus (the “Prospectus Supplement”); or

(iii) to make any provision with respect to matters or questions relating to the Perpetual Convertible Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Amended and Restated Certificate of Incorporation, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Perpetual Convertible Preferred Stock is listed or traded at the time.

(f) Number of Votes. The number of votes that each share of Perpetual Convertible Preferred Stock and any Voting Preferred Stock participating in the votes described above shall have and shall be in proportion to the liquidation preference of such share.

SECTION 7. Conversion at the Option of the Corporation.

(a) The Corporation may not cause the Perpetual Convertible Preferred Stock to be converted at its option prior to the Earliest Corporation Conversion Date. On or after such date, the Corporation may, at its option, cause all or any portion of the Perpetual Convertible Preferred Stock to be converted at the applicable Conversion Rate (any such date of conversion pursuant to this Section 7, a “Corporation Conversion Date”), but only if:

(i) the Common Stock Closing Sale Price for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the date on which the Corporation provides notice of conversion at its option, exceeds 130% of the Conversion Price on each applicable Trading Day; and

(ii) on or prior to the relevant Corporation Conversion Date the Corporation has declared and paid, or declared and set apart for payment, all of the accumulated and unpaid dividends for all full Dividend Periods ending on the Dividend Payment Date prior to such Corporation Conversion Date.

(b) If the Corporation Conversion Date occurs after the Close of Business on a Dividend Payment Date for a Dividend Period and prior to the Close of Business on the Record Date for the immediately following Dividend Period, Holders for which shares of Perpetual Convertible Preferred Stock are converted at the option of the Corporation will not be entitled to receive any portion of the dividend on such converted shares payable for the Dividend Period to which such Record Date relates. Accordingly, if shares of Perpetual Convertible Preferred Stock are converted at the option of the Corporation and the Corporation Conversion Date is after the Close of Business on a Dividend Payment Date for a Dividend Period and prior to the Close of Business on the Record Date for the immediately following Dividend Period, Holders will forego the right to receive any dividends on such converted shares accruing from such Dividend Payment Date to the Corporation Conversion Date.

(c) Except as described in Section 7(b), upon any conversion of any shares of the Perpetual Convertible Preferred Stock pursuant to this Section 7, the Corporation shall make no payment or allowance for unpaid dividends on such shares of the Perpetual Convertible Preferred Stock, unless such Corporation Conversion Date occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend will be paid on such Dividend Payment Date to the holder of record of the converted shares as of such Record Date, as described in Section 3.

SECTION 8. Conversion at the Option of the Holder. (a) Other than during a Fundamental Change Conversion Period, Holders shall have the right to convert their shares of Perpetual Convertible Preferred Stock, in whole or in part (but in no event less than one share of Perpetual Convertible Preferred Stock), at any time into shares of Common Stock at the applicable Conversion Rate (“Early Conversion”). The Conversion Rate and the corresponding Conversion Price will be subject to adjustment as described in Sections 9 and 13 and to satisfaction of the conversion procedures set forth in Section 10.

(b) If as of any Early Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on the Dividend Payment Date prior to such Early Conversion Date, the Conversion Rate shall be adjusted, with respect to the relevant Early Conversion, so that the converting Holder receives an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Early Conversion Additional Conversion Amount”), divided by the greater of (i) the Floor Price and (ii) the

Average VWAP per share of the Common Stock over the 20 consecutive Scheduled Trading Day period commencing on, and including, the 22nd Scheduled Trading Day immediately preceding the Early Conversion Date (or, if no Trading Day occurs during such period, the 20 consecutive Trading Day period ending on, and including, the third Trading Day immediately preceding the Early Conversion Date) (such average being referred to as the “Early Conversion Average Price”). For the avoidance of doubt, to the extent that the Early Conversion Additional Conversion Amount exceeds the product of the number of additional shares and the Early Conversion Average Price, the Company will not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section 8(b), upon any Early Conversion of any shares of the Perpetual Convertible Preferred Stock pursuant to this Section 8, the Corporation shall make no payment or allowance for undeclared dividends on such shares of the Perpetual Convertible Preferred Stock, unless such Early Conversion occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares as of such Record Date, in accordance with Section 3.

SECTION 9. Fundamental Change Conversion. (a) If a Fundamental Change occurs at any time, the Holders shall have the right (the “Fundamental Change Conversion Right”) to (i) convert their shares of Perpetual Convertible Preferred Stock, in whole or in part (but in no event less than one share of Perpetual Convertible Preferred Stock) (any such conversion pursuant to this Section 9(a) being a “Fundamental Change Conversion”) at any time during the period (the “Fundamental Change Conversion Period”) that begins on, and includes, the effective date of such Fundamental Change (the “Fundamental Change Effective Date”) and ends at the Close of Business on the date that is 40 Scheduled Trading Days after the Fundamental Change Effective Date into shares of Common Stock (or Exchange Property) at the Fundamental Change Conversion Rate and (ii) with respect to such converted shares, to the extent that, as of such Fundamental Change Effective Date, there is any Accumulated Dividend Amount, receive payment of the Accumulated Dividend Amount, subject to the Corporation’s right to deliver shares of Common Stock (or Exchange Property) in lieu of all or part of such amounts as set forth in clause (d) below; provided that if such Fundamental Change Effective Date or the relevant Fundamental Change Conversion Date falls after the Record Date for a declared dividend and prior to the related Dividend Payment Date, the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 3, and such dividend shall not be included in the Accumulated Dividend Amount.

(b) The Corporation shall use its reasonable efforts to send or have sent on its behalf, not more than 70 Scheduled Trading Days and not less than 35 Scheduled Trading Days prior to the anticipated Fundamental Change Effective Date or, if the Corporation does not have knowledge of such Fundamental Change or the Corporation determines, in its commercially reasonable discretion, that it is impractical or inadvisable to disclose the anticipated Fundamental Change Effective Date at least 35 Scheduled Trading Days prior to the anticipated Fundamental Change Effective Date, within one business day of the date upon which the Corporation receives notice, or otherwise becomes aware, of such Fundamental Change unless the Corporation determines, in its commercially reasonable discretion, that it is no longer impractical or inadvisable to disclose, the anticipated Fundamental Change Effective Date (but in no event later than such actual Fundamental Change Effective Date), a written notice (the “Fundamental Change Notice”) by first-class mail, postage prepaid, to the Holders (or, if the Preferred Stock is represented by one or more Global Preferred Shares, through such method as may then be permitted by DTC or any similar facility). Such notice shall state:

(i) the transaction or event causing the Fundamental Change;

(ii) the anticipated Fundamental Change Effective Date or actual Fundamental Change Effective Date, as the case may be;

(iii) that Holders shall have the right to effect a Fundamental Change Conversion in connection with such Fundamental Change during the Fundamental Change Conversion Period;

(iv) the Fundamental Change Conversion Period; and

(v) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change.

Notwithstanding the foregoing, in no event will the Corporation be required to provide such notice to the Holders before the earlier of (i) the actual Fundamental Change Effective Date and (ii) the earlier of such time as the Corporation or its affiliates (a) have publicly disclosed or acknowledged the circumstances giving rise to such anticipated Fundamental Change or (b) are required to publicly disclose under applicable law or the rules of any stock exchange on which the Corporation’s equity is then listed the circumstances giving rise to such anticipated Fundamental Change.

(c) Not later than the second Business Day following a Fundamental Change Effective Date, the Corporation shall notify Holders of:

(i) the Fundamental Change Conversion Rate; and

(ii) the Accumulated Dividend Amount and whether the Corporation will pay such amount, or any portion thereof, in shares of Common Stock and, if applicable, the portion of such amount that will be paid in Common Stock.

(d) (i) For any shares of Perpetual Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, subject to the limitations described below, the Corporation may pay the Accumulated Dividend Amount, determined in the Corporation’s sole discretion:

(A) in cash;

(B) by delivery of shares of Common Stock; or

(C) through any combination of cash and shares of Common Stock.

(ii) The Corporation shall pay the Accumulated Dividend Amount in cash, except to the extent the Corporation elects on or prior to the second Business Day following a Fundamental Change Effective Date to make all or any portion of such payment in shares of Common Stock. If the Corporation elects to make any such payment, or any portion thereof, in shares of Common Stock, such shares shall be valued for such purpose at 97% of the applicable Stock Price.

(iii) No fractional shares of Common Stock shall be delivered by the Corporation to converting Holders in respect of the Accumulated Dividend Amount. Instead, the number of shares of Common Stock delivered to Holders in respect of dividends shall be rounded up to the nearest whole share.

(iv) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock delivered in connection with the Accumulated Dividend Amount, in the aggregate, exceed a number equal to the sum of such amounts (the “Additional Fundamental Change Amount”), divided by the greater of (i) the Floor Price and (ii) 97% of the applicable Stock Price. To the extent that the Additional Fundamental Change Amount exceeds the product of the number of shares of Common Stock delivered in respect of such Additional Fundamental Change Amount and 97% of the applicable Stock Price, the Corporation shall, if its existing credit facilities are amended after the date of the Prospectus Supplement to permit the payment of dividends on the Perpetual Convertible Preferred Stock and it is able to do so under the terms of its then-outstanding indebtedness and it is otherwise legally able to do so, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash. For the avoidance of doubt, if the Corporation is unable to pay such excess amount in cash in accordance with the foregoing sentence, the Corporation will have no further obligation to pay such excess amount.

If any transaction occurs in which Common Stock is replaced by the securities of an entity other than the Corporation, following completion of any related Fundamental Change Period, references to the Corporation in the definition of “Change in Control” shall instead be references to such other entity.

Notwithstanding anything in this Certificate of Designations to the contrary, the number of shares equal to the then-applicable Conversion Rate plus the Fundamental Change Additional Shares shall not be increased to a number of shares greater than 68.1198 shares per the Liquidation Preference pursuant to the events described in this Section 9, though such number of shares shall be adjusted for the same events for which the Conversion Rate is adjusted as described under Section 13 below.

SECTION 10. Conversion Procedures. (a) The Person or Persons entitled to receive the shares of Common Stock issuable upon conversion of the Perpetual Convertible Preferred Stock shall be treated as the record holder(s) of such shares of Common Stock as of the Close of Business on the applicable Conversion Date. Prior to the Close of Business on the applicable Conversion Date, the shares of Common Stock issuable upon conversion of the Perpetual Convertible Preferred Stock shall not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Perpetual Convertible Preferred Stock.

(b) A Holder that converts its shares of Perpetual Convertible Preferred Stock shall not be required to pay any transfer taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, except that such Holder will be required to pay any transfer tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the Common Stock in a name other than the name of such Holder. A Holder that has shares of Perpetual Convertible Preferred Stock converted at the option of the Corporation shall not be required to pay any transfer taxes or duties relating to the issuance or delivery of Common Stock upon such conversion. Shares of Common Stock shall be issued and delivered only after all applicable transfer taxes and duties, if any, payable by the converting Holder have been paid in full and will be issued on the later of the third Business Day immediately succeeding the Conversion Date and the Business Day after such Holder has paid in full all applicable transfer taxes and duties, if any.

(c) To effect an Early Conversion pursuant to Section 8, a Holder who

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of Perpetual Convertible Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Perpetual Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of Perpetual Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Early Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (“Early Conversion Date”). A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if the Perpetual Convertible Preferred Stock being converted is in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of the third Business Day immediately succeeding the Early Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

In the event that an Early Conversion is effected with respect to shares of Perpetual Convertible Preferred Stock representing less than all the shares of Perpetual Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Perpetual Convertible Preferred Stock as to which Early Conversion was not effected, or, if the Perpetual Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Perpetual Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate.

(d) To effect a Fundamental Change Conversion pursuant to Section 9, a Holder who

(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or

(ii) holds shares of Perpetual Convertible Preferred Stock in definitive, certificated form must:

(A) complete and manually sign the conversion notice on the back of the Perpetual Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(B) deliver the completed conversion notice and the certificated shares of Perpetual Convertible Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;

(C) if required, furnish appropriate endorsements and transfer documents; and

(D) if required, pay all transfer or similar taxes or duties, if any.

The Fundamental Change Conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Fundamental Change Conversion Date”). A certificate representing the shares of Common Stock issuable upon conversion shall be issued and delivered to the converting Holder or, if the Perpetual Convertible Preferred Stock being converted is in book-entry form, the shares of Common Stock issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Corporation to the converting Holder of any cash to which the converting Holder is entitled, on the later of the third Business Day immediately succeeding the Fundamental Change Conversion Date and the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

In the event that a Fundamental Change Conversion is effected with respect to shares of Perpetual Convertible Preferred Stock representing less than all the shares of Perpetual Convertible Preferred Stock held by a Holder, upon such Fundamental Change Conversion the Corporation shall execute and instruct the Registrar and Transfer Agent to countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Perpetual Convertible Preferred Stock as to which Fundamental Change Conversion was not effected, or, if the Perpetual Convertible Preferred Stock is held in book-entry form, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Perpetual Convertible Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the global certificate.

(e) To effect a conversion at the option of the Corporation, pursuant to Section 7, the Corporation shall give written notice of exercise of its conversion option to the Transfer Agent and Holders snot less than 5 Scheduled Trading Days nor more than 20 Scheduled Trading Days immediately preceding the related Corporation Conversion Date. The notice of conversion at the option of the Corporation will state certain specified information, including:

(i) the Corporation Conversion Date;

(ii) the Conversion Rate;

(iii) the number of shares of Perpetual Convertible Preferred Stock to be converted; and

(iv) that dividends on the shares of Perpetual Convertible Preferred Stock will cease to accrue on the Corporation Conversion Date.

In addition, the Corporation will issue a press release containing the relevant information (and make the press release available on its website), comply with all federal and state laws and regulations applicable to such exercise of its conversion option, comply with all requirements under DTC’s conversion program, if any, applicable to such exercise of its conversion option and comply with all requirements under this Certificate of Designations applicable to such exercise of its conversion option.

If the Corporation does not convert all of the Perpetual Convertible Preferred Stock, the Transfer Agent shall select the shares of Perpetual Convertible Preferred Stock to be converted (on a per-share basis and not on the basis of any fraction of a share) in accordance with the procedures of DTC or if DTC does not prescribe a method of selection, on a pro rata basis, by lot or in accordance with any such method as the Transfer Agent deems fair and appropriate. If the Transfer Agent selects a portion of a Holder’s perpetual convertible preferred stock for partial conversion and such Holder converts a portion of such shares at its option, the converted portion at the Holder’s option will be deemed to be from the portion selected for conversion at the option of the Corporation. If any Perpetual Convertible Preferred Stock is to be converted in part only, the Corporation will issue new shares of perpetual convertible preferred stock in a number equal to the un-converted portion thereof.

(f) In the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Perpetual Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

(g) Shares of Perpetual Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Perpetual Convertible Preferred Stock and other amounts and shares of Common Stock, if any, to which they are entitled pursuant to Sections 7, 8 or 9, as applicable and, if the applicable Conversion Date occurs after the Record Date for a declared dividend and prior to the immediately succeeding Dividend Payment Date, subject to the right of the Record Holders of such shares on such Record Date to receive payment of such declared dividend on such Dividend Payment Date pursuant to Section 3.

SECTION 11. Common Stock Deliverable Upon Conversion. (a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares of Common Stock held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Perpetual Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, the maximum number of shares of Common Stock as shall be issuable from time to time upon the conversion of all the Perpetual Convertible Preferred Stock then outstanding (excluding, for the avoidance of doubt, shares deliverable upon conversion in respect of accumulated and unpaid dividends except to the extent that any accumulated and unpaid dividends are outstanding at such time). For purposes of this Section 11(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Perpetual Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Perpetual Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Common Stock delivered upon conversion of shares of Perpetual Convertible Preferred Stock shall, upon delivery, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders) and not subject to any preemptive rights.

SECTION 12. Fractional Shares. (a) No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Perpetual Convertible Preferred Stock.

(b) The number of shares of Common Stock issuable to Holders upon conversion pursuant to Section 7 or a conversion at the option of the Holder pursuant to Section 8 or Section 9, together with the number of shares, if any, issuable to Holders in respect of accumulated and unpaid dividends in connection with such conversion, shall be rounded up to the nearest share.

(c) If more than one share of the Perpetual Convertible Preferred Stock is converted at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Perpetual Convertible Preferred Stock so converted.

SECTION 13. Anti-Dilution Adjustments to the Conversion Rate. (a) The Conversion Rate shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Corporation issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock, in which event the Conversion Rate shall be increased pursuant to the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0 = the applicable Conversion Rate in effect immediately prior to the Close of Business on the record date for such dividend or distribution;

CR1 = the applicable Conversion Rate in effect immediately after the Close of Business on such record date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Close of Business on such record date; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution.

Any increase made pursuant to this clause (i) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to make such dividend or distribution, to the Conversion Rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (i), the number of shares of Common Stock outstanding at the Close of Business on the record date for such dividend or distribution shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

(ii) Issuance of Rights, Options or Warrants. If an Ex-Date occurs for a distribution of any rights, options or warrants to all or substantially all holders of Common Stock entitling such holders, for a period of not more than 60 calendar days from the announcement date for such distribution, to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Common Stock Closing Sale Prices for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate shall be increased pursuant to the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,

CR0 = the applicable Conversion Rate in effect immediately prior to the Close of Business on the record date for such issuance;

CR1 = the applicable Conversion Rate in effect immediately after the Close of Business on such record date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Close of Business on such record date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Common Stock Closing Sale Prices over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

Any increase made pursuant to this clause (ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the Record Date fixed for such issuance. In the event that such rights, options or warrants described in this clause (ii) are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of Directors (or an authorized committee thereof) publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of Common Stock at less than the average of the Common Stock Closing Sale Prices over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, and in determining the aggregate offering price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Corporation for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors (or an authorized committee thereof)). For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Corporation.

(iii) Subdivisions and Combinations of the Common Stock. If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock (other than pursuant to an issuance to which clause (i) applies) or combined into a lesser number of shares of Common Stock, the Conversion Rate shall be adjusted pursuant to the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0 = the applicable Conversion Rate in effect immediately prior to the Open of Business on the effective date of such share subdivision or combination;

CR1 = the applicable Conversion Rate in effect immediately after the Open of Business on such effective date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Open of Business on such effective date; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such share subdivision or share combination.

Any adjustment made pursuant to this clause (iii) shall become effective immediately after the Open of Business on the effective date of such subdivision or combination.

(iv) Debt or Asset Distribution. (A) An Ex-Date occurs for a distribution (the “Relevant Debt or Asset Distribution”) of shares of the Corporation’s capital stock, evidences of the Corporation’s indebtedness or other assets or property of the Corporation or rights, options or warrants to acquire the Corporation’s capital stock or other securities, to all or substantially all holders of Common Stock (excluding (1) any dividends or distributions and any rights, options or warrants as to which an adjustment was effected by clause (i), (ii) or (iii) of Section 13(a), (2) any dividend or distribution paid exclusively in cash and (3) any Spin-Off to which the provisions set forth in Section 13(a)(iv)(B) apply), in which event the Conversion Rate shall be increased pursuant to the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where,

CR0 = the applicable Conversion Rate in effect immediately prior to the Close of Business on the record date for such distribution;

CR1 = the applicable Conversion Rate in effect immediately after the Close of Business on such record date;

SP0 = the average of the Common Stock Closing Sale Prices over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV = the Fair Market Value of the shares of the capital stock, evidences of indebtedness or other assets or property of the Corporation, or rights, options or warrants to acquire the capital stock or other securities of the Corporation, in each case distributed with respect to each outstanding share of Common Stock, as of the Close of Business on the record date for such distribution.

Any increase made pursuant to the preceding formula will become effective immediately after the Close of Business on the record date for such Relevant Debt or Asset Distribution. No adjustment pursuant to the preceding formula will result in a decrease of the Conversion Rate. However, if such Relevant Debt or Asset Distribution is scheduled to be paid or made but is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Relevant Debt or Asset Distribution had not been declared.

If “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Perpetual Convertible Preferred Stock it holds, at the same time and upon the same terms as holders of Common Stock, the amount and kind of the capital stock, evidences of indebtedness or other assets or property of the Corporation, or rights, options or warrants to acquire capital stock or other securities of the Corporation that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Close of Business on the record date for the Relevant Debt or Asset Distribution.

(B) An Ex-Date occurs for a Spin-Off, in which event the Conversion Rate shall be increased pursuant to the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0 = the applicable Conversion Rate in effect immediately prior to the Close of Business on the record date for such Spin-Off;

CR1 = the applicable Conversion Rate in effect immediately after the Close of Business on the record date for such Spin-Off;

FMV0 = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first ten consecutive Trading Day period commencing on, and including, the Ex-Date for the Spin-Off (the “Spin-Off Valuation Period”); and

MP0 = the average of the Common Stock Closing Sale Prices over the Spin-Off Valuation Period.

Any increase made pursuant to the preceding formula shall be determined on the last Trading Day of the Spin-Off Valuation Period but shall be given effect immediately after the Close of Business, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in respect of any conversion during the Spin-Off Valuation Period, references in the preceding paragraph with respect to ten consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Date for such Spin-Off to, but excluding, the Conversion Date in determining the Conversion Rate. If a Spin-Off is announced but the Board of Directors (or an authorized committee thereof) determines not to consummate such Spin-Off, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared, effective as of the date on which the Board of Directors (or an authorized committee thereof) determines not to consummate such Spin-Off.

For purposes of the preceding formula, (1) the closing sale price of any capital stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Common Stock Closing Sale Price (determined by reference to the definition of “Common Stock Closing Sale Price” as if references therein to Common Stock were to such capital stock or similar equity interest), (2) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such capital stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (3) whether a day is a Trading Day to be included in a Spin-Off Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such capital stock or similar equity interest.

For purposes of this clause (iv) (and subject in all respect to clause (ii)), rights, options or warrants distributed by the Corporation to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock or other securities, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (1) are deemed to be transferred with such shares of the Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this clause (iv) (and no adjustment to the Conversion Rate under this clause (iv) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this clause (iv).

If any such rights, options or warrants distributed prior to the Initial Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and the record date of such deemed distribution (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this clause (iv) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of clause (i), clause (ii) and this clause (iv), if any dividend or distribution to which this clause (iv) is applicable includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which clause (i) is applicable (the “Clause I Distribution”); or

(B) an issuance of rights, options or warrants entitling holders of Common Stock to subscribe for or purchase shares of Common Stock, to which clause (ii) is applicable (the “Clause II Distribution”),

then (1) such dividend or distribution, other than the Clause I Distribution, if any, and the Clause II Distribution, if any, shall be deemed to be a dividend or distribution to which this clause (iv) is applicable (the “Clause IV Distribution”) and any Conversion Rate adjustment required by this clause (iv) with respect to such Clause IV Distribution shall be made, and (2) the Clause II Distribution, if any, shall be deemed to immediately follow the Clause IV Distribution and any Conversion Rate adjustment required by clause (ii) with respect thereto shall then be made, except that, if determined by the Corporation, (x) the record date of the Clause II Distribution shall be deemed to be the record date of the Clause IV Distribution and (y) any shares of Common Stock included in the Clause II Distribution shall not be deemed to be “outstanding immediately prior to the Close of Business on such record date” within the meaning of clause (ii), and (3) the Clause I Distribution, if any, shall be deemed to immediately follow the Clause IV Distribution or the Clause II Distribution, as the case may be, and any Conversion Rate adjustment required by clause (i) with respect thereto shall then be made, except that, if determined by the Corporation, (x) the record date for the Clause I Distribution shall be deemed to be the record date for the Clause IV Distribution and (y) any shares of Common Stock included in the Clause I Distribution shall be deemed not to be “outstanding immediately prior to the Close of Business on such record date” within the meaning of clause (i).

(v) Cash Distributions. If an Ex-Date occurs for a cash dividend or distribution to all or substantially all holders of outstanding Common Stock (other than any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation), in which event the Conversion Rate shall be adjusted pursuant to the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where,

CR0 = the applicable Conversion Rate in effect immediately prior to the Close of Business on the record date for such dividend or distribution;

CR1 = the applicable Conversion Rate in effect immediately after the Close of Business on the record date for such dividend or distribution;

SP0 = the Common Stock Closing Sale Price on the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

C = the amount in cash per share distributed by the Corporation to holders of Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each share of Perpetual Convertible Preferred Stock it holds, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Close of Business on the record date for such cash dividend or distribution.

Any increase made pursuant to this clause (v) shall become effective immediately after the Close of Business on the Record Date for such distribution. No adjustment pursuant to the preceding formula will result in a decrease of the Conversion Rate. However, if any dividend or distribution described in this clause (v) is scheduled to be paid or made but is not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(vi) Self Tender Offers and Exchange Offers. If the Corporation or any subsidiary of the Corporation makes a payment in respect of a tender or exchange for Common Stock, where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the average of the Common Stock Closing Sale Prices over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Tender or Exchange Expiration Date”), in which event the Conversion Rate shall be increased pursuant to the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0 = the applicable Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR1 = the applicable Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors, or an authorized committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Tender or Exchange Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Tender or Exchange Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the Common Stock Closing Sale Prices over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender or Exchange Expiration Date (the “Tender or Exchange Averaging Period”).

The adjustment made to the Conversion Rate pursuant to the preceding formula shall be determined on the last Trading Day of the Tender or Exchange Averaging Period but will be given effect at the Close of Business on the Tender or Exchange Expiration Date. In the event that the Corporation or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversation Rate shall be decreased to the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in the Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi). In respect of any conversion during the ten consecutive Trading Days commencing on, and including, the Trading Day next succeeding the Tender or Exchange Expiration Date, references within the preceding paragraph of this clause (6) shall be deemed to be replaced, solely with respect to that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Tender or Exchange Expiration Date to, but excluding, the relevant Conversion Date.

(vii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of Perpetual Convertible Preferred Stock, a converting Holder shall receive, in addition to the Common Stock, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Stock, in which case the Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in Section 13(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights, options or warrants pursuant to a rights plan that would allow a Holder to receive upon conversion, in addition to any shares of Common Stock, the rights described therein (unless such rights, options or warrants have separated from Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if we made a distribution to all holders of Common Stock as described in Section 13(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of such rights) shall not constitute a distribution of rights or warrants that would entitle such Holder to an adjustment to the Conversion Rate.

(b) Adjustment for Tax Reasons. Subject to applicable law and the applicable listing standards of The New York Stock Exchange, the Corporation may make such increases in the Conversion Rate, in addition to any other increases required by this Section 13, as the Corporation deems advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reasons.

(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price and Stock Price. (i) All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein. If any adjustment by reason of this Section 13(c)(i) is not required to be made, such adjustment shall be carried forward and taken into account in any subsequent adjustment; provided, however, that with respect to adjustments to be made to the Conversion Rate in connection with cash dividends paid by the Corporation, the Conversion Rate shall be adjusted regardless of whether such aggregate adjustments amount to one percent or more of the Conversion Rate no later than September 1 of each calendar year; provided, further, that on the earlier of any Conversion Date and any Fundamental Change Effective Date, adjustments to the Conversion Rate shall be made with respect to any such adjustment carried forward that has not been taken into account before such date.

(ii) If an adjustment is made to the Conversion Rate pursuant to Sections 13(a) or 13(b), an inversely proportional adjustment shall also be made to the Floor Price.

Whenever any provision of this Certificate of Designations requires us to calculate the VWAP per share of Common Stock and/or Common Stock Closing Sale Prices over a span of multiple days, the Board of Directors (or an authorized committee thereof) shall make appropriate adjustments (including, without limitation, to the Early Conversion Average Price, the Stock Price, the Fundamental Change Conversion Rate and the Five-Day Average Price, as the case may be) to account for any adjustments, pursuant to Section 13(a) or 13(b), to the Conversion Rate that become effective, or any event that would require such an adjustment if the record date, Ex-Date, effective date or Tender or Exchange Expiration Date, as the case may be, of such event occurs, during the relevant period used to calculate such prices or values.

(iii) If an adjustment is made to the Conversion Rate pursuant to Sections 13(a) or 13(b), a proportional adjustment shall be made to each Stock Price column heading set forth in the table included in the definition of “Fundamental Change Additional Shares” as of the day on which the Conversion Rate is so adjusted. Such adjustment shall be made by multiplying each Stock Price included in such table, applicable immediately prior to such adjustment, by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to such Stock Price adjustment, and the denominator of which is the Conversion Rate as so adjusted.

(iv) No adjustment to the Conversion Rate shall be made if Holders may participate (other than in the case of (x) a share subdivision or share combination or (y) a tender or exchange offer), at the same time, upon the same terms and otherwise on the same basis as holders of Common Stock and solely as a result of holding Perpetual Convertible Preferred Stock, in the transaction that would otherwise give rise to an adjustment as if they held, for each share of Perpetual Convertible Preferred Stock, a number of shares of Common Stock equal to the Conversion Rate then in effect. In addition, the Conversion Rate shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(B) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security nor described in the preceding clause (B) and outstanding as of the Initial Issue Date;

(D) for a change in the par value of the Common Stock; or

(E) for accumulated and unpaid dividends on the Perpetual Convertible Preferred Stock, except as provided under Sections 8 and 9.

(d) Notice of Adjustment. Whenever the Conversion Rate is to be adjusted, the Corporation shall:

(i) compute such adjusted Conversion Rate and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

(ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(iii) as soon as practicable following the determination of such adjusted Conversion Rate provide, or cause to be provided, to the Holders a statement setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth such adjusted Conversion Rate and the corresponding adjusted Stock Prices in the headings of the table in the definition of “Fundamental Change Additional Amounts.”

(e) Reorganization Events. In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation and the consolidated property and assets of its subsidiaries;

(iii) any reclassification of Common Stock into securities including securities other than Common Stock; or

(iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition),

in each case, as a result of which Common Stock would be converted into, or exchanged for, securities, cash or other property (each, a “Reorganization Event”), each share of Perpetual Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had converted its Perpetual Convertible Preferred Stock into Common Stock immediately prior to such

Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a Holder of one share of Common Stock is entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election (or of all holders of Common Stock if none makes an election). The Corporation shall notify Holders of the weighted average as soon as practicable after such determination is made. The number of Units of Exchange Property for each share of Perpetual Convertible Preferred Stock converted following the effective date of such Reorganization Event shall be determined as if references in Section 7, Section 8 and Section 9 to shares of Common Stock were to Units of Exchange Property (without any interest thereon and without any right to dividends or distributions thereon which have a Record Date that is prior to such Conversion Date, except as provided in Section 13(c)(iv).

The above provisions of this Section 13(e) shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock or ADRs of the Corporation (or any successor thereto) received by the holders of Common Stock in any such Reorganization Event.

The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 13(e).

SECTION 14. Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for the Perpetual Convertible Preferred Stock shall be Computershare Trust Company, N.A. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be; provided that if the Corporation removes Computershare Trust Company, N.A., the Corporation shall appoint a successor transfer agent, registrar or conversion and dividend disbursing agent, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

SECTION 15. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Holder of any shares of Perpetual Convertible Preferred Stock as the true and lawful owner thereof for all purposes.

SECTION 16. Notices. All notices or communications in respect of the Perpetual Convertible Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Amended and Restated Certificate of Incorporation or the Bylaws and by applicable law. Notwithstanding the foregoing, if the shares of Perpetual Convertible Preferred Stock are represented by Global Preferred Shares, such notices may also be given to the Holders in any manner permitted by DTC or any similar facility used for the settlement of transactions in the Perpetual Convertible Preferred Stock.

SECTION 17. No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe to any stock, obligations, warrants or other securities of the Corporation of any class.

SECTION 18. Other Rights. The shares of the Perpetual Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Amended and Restated Certificate of Incorporation or as provided by applicable law.

SECTION 19. Stock Certificates.

(a) Shares of Perpetual Convertible Preferred Stock shall be represented by stock certificates substantially in the form set forth as Exhibit A hereto.

(b) Stock certificates representing shares of the Perpetual Convertible Preferred Stock shall be signed by two authorized Officers of the Corporation, in accordance with the Bylaws and applicable Delaware law, by manual or facsimile signature.

(c) A stock certificate representing shares of the Perpetual Convertible Preferred Stock shall not be valid until manually countersigned by an authorized signatory of the Transfer Agent and Registrar. Each stock certificate representing shares of the Perpetual Convertible Preferred Stock shall be dated the date of its countersignature.

(d) If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the Transfer Agent and Registrar countersigns the stock certificate, the stock certificate shall be valid nonetheless.

SECTION 20. Replacement Certificates.

(a) If physical certificates are issued, and any of the Perpetual Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Perpetual Convertible Preferred Stock certificate, or in lieu of and substitution for the Perpetual Convertible Preferred Stock certificate lost, stolen or destroyed, a new Perpetual Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of Perpetual Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Perpetual Convertible Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation and the Transfer Agent.

(b) The Corporation is not required to issue any certificate representing the Perpetual Convertible Preferred Stock on or after the Conversion Date. In lieu of the delivery of a replacement certificate following the Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock issuable and any cash deliverable pursuant to the terms of the Perpetual Convertible Preferred Stock formerly evidenced by the certificate.

SECTION 21. Book Entry Form.

(a) The Perpetual Convertible Preferred Stock shall be issued in global form (“Global Preferred Shares”) eligible for book-entry settlement with the Depositary, represented by one or more stock certificates in global form registered in the name of the Depositary or a nominee of the Depositary bearing the form of global securities legend set forth in Exhibit A. The aggregate number of shares of Perpetual Convertible Preferred Stock represented by each stock certificate representing Global Preferred Shares may from time to time be increased or decreased by a notation by the Registrar and Transfer Agent on Schedule I attached to the stock certificate.

(b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations, with respect to any Global Preferred Shares, and the Depositary shall be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of the Perpetual Convertible Preferred Stock. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any shares of Perpetual Convertible Preferred Stock. The Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Perpetual Convertible Preferred Stock, this Certificate of Designations or the Amended and Restated Certificate of Incorporation.

(c) Transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(d) If DTC is at any time unwilling or unable to continue as Depositary for the Global Preferred Shares or DTC ceases to be registered as a “clearing agency” under the Exchange Act, and in either case a successor Depositary is not appointed by the Corporation within 90 days, the Corporation shall issue certificated shares in exchange for the Global Preferred Shares. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates, in substantially the form attached hereto as Exhibit A, representing an equal aggregate Liquidation Preference. Such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by DTC in a written instrument to the Registrar.

SECTION 22. Miscellaneous. (a) The Corporation shall pay any and all stock transfer and documentary stamp taxes or duties that may be payable in respect of any issuance or delivery of shares of Perpetual Convertible Preferred Stock, or certificates representing such shares, pursuant hereto.

(b) The Liquidation Preference and the Dividend Rate each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Perpetual Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors (or an authorized committee thereof) and submitted by the Board of Directors (or such authorized committee thereof) to the Transfer Agent.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by the undersigned, its authorized signatory, this 21st day of August, 2015.

SUNEDISON, INC.

By:	/s/Brian Wuebbels
Name: Brian Wuebbels
Title: Executive Vice President & Chief Financial Officer

Exhibit A

[FORM OF FACE OF PERPETUAL CONVERTIBLE PREFERRED STOCK CERTIFICATE]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number [ ]	[Initial] Number of Shares of Perpetual

Convertible Preferred Stock [            ]

CUSIP 86732Y 208

ISIN US86732Y2081

SUNEDISON, INC.

6.75% Series A Perpetual Convertible Preferred Stock

(par value $0.01 per share)

(Liquidation Preference as specified below)

SUNEDISON, INC., a Delaware corporation (the “Corporation”), hereby certifies that [            ] (the “Holder”), is the registered owner of [            ][the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated 6.75% Series A Perpetual Convertible Preferred Stock, with a par value of $0.01 per share and a Liquidation Preference of $1,000.00 per share (the “Perpetual Convertible Preferred Stock”). The shares of Perpetual Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Perpetual Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations of 6.75% Series A Perpetual Convertible Preferred Stock of SunEdison, Inc. dated August 21, 2015 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to the provisions of the Perpetual Convertible Preferred Stock set forth on the reverse hereof and in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar have properly countersigned, these shares of Perpetual Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by two Officers of the Corporation this [            ] of [            ] [            ].

SUNEDISON, INC.
By:
Name:
Title:
By:
Name:
Title:

COUNTERSIGNATURE

These are shares of Perpetual Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated: [            ], [            ]

Computershare Trust Company, N.A., as

Registrar and Transfer Agent

By:
Name:
Title:

[FORM OF REVERSE OF CERTIFICATE FOR PERPETUAL

CONVERTIBLE PREFERRED STOCK]

Cumulative dividends on each share of Perpetual Convertible Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations.

The shares of Perpetual Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

The Corporation shall furnish without charge to each Holder who so requests a summary of the authority of the Board of Directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Perpetual Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 6.75% Series A Perpetual Convertible Preferred Stock (the “Perpetual Convertible Preferred Stock”), of SunEdison, Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [            ] (the “Perpetual Convertible Preferred Stock Certificates”), into common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations of the Perpetual Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below. If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Perpetual Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Shares of Perpetual Convertible Preferred Stock to be Converted:

Shares of Common Stock to be Issued:*

Signature:

Name:

Address:**

Fax No.:

*	The Corporation is not required to issue Common Stock until the original Perpetual Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.
**	Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Perpetual Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Perpetual Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I1

SunEdison, Inc.

Global Preferred Share

6.75% Series A Perpetual Convertible Preferred Stock

Certificate Number:

The number of shares of Perpetual Convertible Preferred Stock initially represented by this Global Preferred Share shall be 650,000. Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of Perpetual Convertible Preferred Stock evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

[1]	Attach Schedule I only to Global Preferred Shares.